CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of The Integrity Funds, filed as part of this Post-Effective Amendment No. 28 to The  Integrity Funds' Registration Statement under the Securities Act of 1933 (File No. 33-53698) and Post-Effective Amendment No. 29 to The Integrity Funds' Registration Statement under the Investment Company Act of 1940 (File No. 811-07322).

/s/  Sutherland Asbill & Brennan LLP

Sutherland Asbill & Brennan LLP

Washington, D.C.

July 29, 2005